NEWS RELEASE

Contact: Alliance Data
Julie Prozeller – Analysts/Investors
Financial Dynamics
212-850-5721
alliancedata@fd.com

Shelley Whiddon – Media
972-348-4310
Shelley.whiddon@alliancedata.com

Epsilon
Jessica Simon – Media
212.457.7135
jsimon@epsilon.com

NATIONAL GEOGRAPHIC RENEWS ITS LONG-STANDING RELATIONSHIP WITH MARKETING SERVICES LEADER
EPSILON

Epsilon to Continue Hosting and Managing the Society’s Enterprise-Wide Marketing Database

DALLAS, Texas (May 22, 2009) – Alliance Data Systems Corporation (NYSE: ADS), a leading provider of loyalty and marketing solutions derived from transaction-rich data, today announced that its Epsilon subsidiary has signed a multi-year extension agreement with Washington, D.C.-based National Geographic Society to continue providing database hosting and marketing services. National Geographic, a large Epsilon database client since 1997, is also an Epsilon permission-based email and Epsilon Targeting client.

National Geographic is a long-standing American icon known for its legendary photographs, maps, and scientific exploration and research. Founded in 1888, the nonprofit Society works to inspire people to care about the planet and currently reaches more than 360 million people each month through its magazines, the National Geographic Channel, television documentaries, music and radio, films, books, DVDs, maps, live events, exhibitions, school publishing programs and interactive media.

Epsilon, the leading U.S. direct marketing agency, will continue to host and manage National Geographic’s enterprise marketing database, which includes more than 45 million member, consumer and prospect records. Epsilon enhances and aggregates data from sources across the National Geographic enterprise, enables sophisticated consumer insight reports and gives the Society a complete view of its member base. Through Epsilon Targeting data enhancement, along with Epsilon’s sophisticated analytics, campaign management and advanced reporting services, they will continue to help National Geographic execute millions of targeted and relevant marketing communications to cross-promote National Geographic products, increase brand equity, generate incremental revenue and, ultimately, help fund and advance the Society’s mission.

Epsilon Targeting is the industry’s most advanced provider of consumer information for targeted solutions. Epsilon Data Services, Abacus and ICOM Information and Communications make up Epsilon Targeting. Using Abacus data, National Geographic Society’s analytic predictive modeling and campaign selection teams will enhance and improve campaign performance.

“With such a vast membership base and multiple channels of communication, managing our database platform ensures that we can connect with our key audiences to build brand awareness, generate revenue and provide funding for our mission programs,” said Dave Wasdahl, vice president of marketing services at National Geographic. “Epsilon has played a significant role in our marketing strategy both on the database and email side, and we’re pleased to continue investing in our relationship.”

Bryan Kennedy, president of Epsilon, said, “We are excited about National Geographic’s decision to renew its relationship with Epsilon. National Geographic is a seasoned and sophisticated multi-channel marketer that recognizes the benefit that Epsilon’s unique data assets, deep technology expertise and integrated marketing approach bring to its business. We are eager to continue helping National Geographic connect with its members in relevant ways that drive business results.”

About National Geographic

The National Geographic Society is one of the world’s largest nonprofit scientific and educational organizations. Founded in 1888 to “increase and diffuse geographic knowledge,” the Society works to inspire people to care about the planet. It reaches more than 360 million people worldwide each month through its official journal, National Geographic, and other magazines; National Geographic Channel; television documentaries; music; radio; films; books; DVDs; maps; exhibitions; live events; school publishing programs; interactive media; and merchandise. National Geographic has funded more than 9,000 scientific research, conservation and exploration projects and supports an education program combating geographic illiteracy. For more information, visit nationalgeographic.com.

About Epsilon

Epsilon is the industry’s leading marketing services firm. Ad Age ranks Epsilon #1 U.S. Direct Marketing Agency. Services include strategic consulting, database and loyalty technology, proprietary data, predictive modeling and a full range of creative and interactive services including brand and promotional development, web design, email deployment, search engine optimization and direct mail production. In addition, Epsilon is the world’s largest permission-based email marketer. Epsilon is an Alliance Data company. For more information, visit www.epsilon.com or call 1.800.309.0505.

About Alliance Data

Alliance Data (NYSE:  ADS) and its family of businesses is a leading provider of loyalty and marketing solutions derived from transaction-rich data.  Through the creation and deployment of customized solutions that measurably change consumer behavior, Alliance Data helps its clients to create and enhance customer loyalty to build stronger, mutually beneficial relationships with their customers. The Company manages millions of customer relationships for some of North America’s largest and most recognizable brands, helping them grow their businesses and drive profitability. Headquartered in Dallas, Alliance Data employs approximately 7,000 associates at approximately 50 locations worldwide.  Alliance Data is a leading provider of marketing-driven credit solutions, and is the parent company of Epsilon®, a leading provider of multi-channel, data-driven technologies and marketing services, and LoyaltyOne™, which owns and operates the AIR MILES® Reward Program, Canada’s premier coalition loyalty program.  For more information about the company, visit its web site, www.AllianceData.com.

Alliance Data’s Safe Harbor Statement/Forward-Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this presentation reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. These risks, uncertainties and assumptions include those made with respect to and any developments related to the termination of the proposed merger with an affiliate of The Blackstone Group, including risks and uncertainties arising from actions that the parties to the merger agreement may take in connection therewith. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this presentation regarding Alliance Data Systems Corporation’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company’s Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company’s most recent Form 10-K.

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